Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Lincoln Electric Reports Record 2011 Sales;

4Q’11 Sales increase of 23.1%;

4Q Operating income increase of 57.4%;

4Q EPS of $0.68, an increase of 38.8%

Fourth Quarter and Full Year 2011 Highlights
▪ Sales were $694.5 million, an increase of 23.1% from the Fourth Quarter 2010; Full year 2011 Sales were $2.7 billion, an increase of 30.2% from 2010
▪ Operating income increased 57.4% to $82.4 million, or 11.9% of sales, from $52.3 million, or 9.3% of sales, in the Fourth Quarter 2010
▪ Full year Operating income increased 59.1% to $296.7 million, or 11.0% of sales, from $186.4 million, or 9.0% of sales, in 2010
▪ Net income increased 39.1% to $57.7 million, or $0.68 per diluted share, from $41.5 million, or $0.49 per diluted share, in the Fourth Quarter 2010
▪ Full year Net income increased 66.8% to $217.2 million, or $2.56 per diluted share, from $130.2 million, or $1.53 per diluted share, in 2010
▪ Adjusted net income for 2011 increased 64.0% to $212.6 million, or $2.51 per diluted share, from $129.6 million, or $1.52 per diluted share, in 2010
▪ Net cash provided by operating activities in 2011 increased $36.5 million, or 23.3%, to $193.5 million in 2011

CLEVELAND, Ohio, U.S.A., February 17, 2012 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2011 net income of $57.7 million, or $0.68 per diluted share.  Sales were $694.5 million in the fourth quarter 2011 versus $564.3 million in the comparable 2010 period, an increase of 23.1%.  Operating income for the fourth quarter increased $30.0 million to $82.4 million, or 11.9% of sales, from $52.3 million, or 9.3% of sales, in the comparable 2010 period.

Net income for the fourth quarter 2011 was $57.7 million, or $0.68 per diluted share, compared with net income of $41.5 million, or $0.49 per diluted share, in the fourth quarter 2010.  The effective tax rate for the fourth quarter 2011 was 30.8% compared with 20.1% in 2010.  The fourth quarter 2010 included a favorable $5.1 million tax adjustment.

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Lincoln Electric Reports Fourth Quarter 2011 Financial Results

Sales for the twelve months ended December 31, 2011 were $2.7 billion versus $2.1 billion in the comparable 2010 period, an increase of 30.2%.  Operating income for the twelve months ended December 31, 2011 increased $110.3 million to $296.7 million, or 11.0% of sales, from $186.4 million, or 9.0% of sales, in the comparable 2010 period.

Net income for the twelve months ended December 31, 2011, was $217.2 million, or $2.56 per diluted share, compared with net income of $130.2 million, or $1.53 per diluted share, for the comparable period in 2010.  Adjusted net income was $212.6 million, or $2.51 per diluted share, compared with $129.6 million, or $1.52 per diluted share, for the twelve months ended December 31, 2010.  The effective tax rate for the twelve months ended December 31, 2011, was 28.0%, or 29.6% as adjusted, compared with 29.3% in 2010, or 31.6% as adjusted.  In the twelve months ended December 31, 2011, the Company recorded a $4.8 million favorable adjustment for tax audit settlements.

“Our 2011 sales represent the highest level in Company history and mark the second consecutive year over year increase of more than 20%,” said John M. Stropki, Chairman and Chief Executive Officer.  “We ended the year with strong operating results and good leverage in most segments.  The continued strength in both sales and profitability during the fourth quarter were particularly positive considering the ongoing global economic and political uncertainty in many of our key markets.

“Despite this volatile climate, we enter 2012 with good momentum, particularly in North America, our largest segment, where the overall manufacturing environment continues to improve.  We remain focused on our global growth strategies, which include acquisitions, new product introductions and increasing our commercial presence.  In addition, our ongoing attention to continuous improvements in our operations and business segments will provide the increased operating leverage and flexibility required to execute our long-term strategic objectives for the benefit of our customers, shareholders and employees.”

Net cash provided by operating activities increased $9.9 million to $63.1 million in the fourth quarter from $53.3 million for the comparable period in 2010.  The Company also returned $22.3 million to shareholders through the payment of $12.9 million in dividends and the repurchase of $9.4 million or 255,912 shares.

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Lincoln Electric Reports Fourth Quarter 2011 Financial Results

Net cash provided by operating activities increased $36.5 million to $193.5 million in the twelve months ended December 31, 2011 from $157.0 million for the comparable period in 2010.  The Company returned $88.9 million to shareholders through the payment of $51.9 million in dividends and the repurchase of $37.0 million of the Company’s shares for treasury during the twelve months ended December 31, 2011.  The Company’s cash balance as of December 31, 2011 is $361.1 million.

The Company’s Board of Directors declared a quarterly cash dividend of $0.17 per share, which was paid on January 13, 2012 to holders of record as of December 31, 2011.

Financial results for the fourth quarter 2011 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the fourth quarter 2011 financial results is scheduled for today, Friday, February 17, 2012, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 42 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

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Lincoln Electric Reports Fourth Quarter 2011 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

#021712#

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended December 31,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$694,513	100.0%	$564,292	100.0%	$130,221	23.1%
Cost of goods sold	500,170	72.0%	416,460	73.8%	(83,710)	(20.1%)
Gross profit	194,343	28.0%	147,832	26.2%	46,511	31.5%
Selling, general & administrative expenses	111,981	16.1%	93,321	16.5%	(18,660)	(20.0%)
Rationalization and asset impairment charges (gains)	—	—	2,175	0.4%	2,175	100.0%
Operating income	82,362	11.9%	52,336	9.3%	30,026	57.4%
Interest income	685	0.1%	600	0.1%	85	14.2%
Equity earnings in affiliates	1,352	0.2%	487	0.1%	865	177.6%
Other income	695	—	493	0.1%	202	41.0%
Interest expense	(1,667)	(0.2%)	(1,940)	(0.3%)	273	14.1%
Income before income taxes	83,427	12.0%	51,976	9.2%	31,451	60.5%
Income taxes	25,736	3.7%	10,467	1.9%	(15,269)	(145.9%)
Effective tax rate	30.8%		20.1%		(10.7% )
Net income including noncontrolling interests	57,691	8.3%	41,509	7.4%	16,182	39.0%
Noncontrolling interests in subsidiaries’ (loss) earnings	(42)	—	6	—	(48)	(800.0%)
Net income	$57,733	8.3%	$41,503	7.4%	$16,230	39.1%

Basic earnings per share	$0.69		$0.49		$0.20	40.8%
Diluted earnings per share	$0.68		$0.49		$0.19	38.8%

Weighted average shares (basic)	83,384		83,937
Weighted average shares (diluted)	84,384		84,911

	Twelve Months Ended December 31,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$2,694,609	100.0%	$2,070,172	100.0%	$624,437	30.2%
Cost of goods sold	1,957,872	72.7%	1,506,353	72.8%	(451,519)	(30.0%)
Gross profit	736,737	27.3%	563,819	27.2%	172,918	30.7%
Selling, general & administrative expenses	439,775	16.3%	377,773	18.2%	(62,002)	(16.4%)
Rationalization and asset impairment charges (gains)	282	—	(384)	—	(666)	(173.4%)
Operating income	296,680	11.0%	186,430	9.0%	110,250	59.1%
Interest income	3,121	0.1%	2,381	0.1%	740	31.1%
Equity earnings in affiliates	5,385	0.2%	3,171	0.2%	2,214	69.8%
Other income	2,849	0.1%	1,817	0.1%	1,032	56.8%
Interest expense	(6,704)	(0.2%)	(6,691)	(0.3%)	(13)	(0.2%)
Income before income taxes	301,331	11.2%	187,108	9.0%	114,223	61.0%
Income taxes	84,318	3.1%	54,898	2.7%	(29,420)	(53.6%)
Effective tax rate	28.0%		29.3%		1.3%
Net income including noncontrolling interests	217,013	8.1%	132,210	6.4%	84,803	64.1%
Noncontrolling interests in subsidiaries’ (loss) earnings	(173)	—	1,966	0.1%	(2,139)	(108.8%)
Net income	$217,186	8.1%	$130,244	6.3%	$86,942	66.8%

Basic earnings per share	$2.60		$1.54		$1.06	68.8%
Diluted earnings per share	$2.56		$1.53		$1.03	67.3%

Weighted average shares (basic)	83,681		84,407
Weighted average shares (diluted)	84,708		85,223

Per share amounts and the weighted average number of common shares outstanding have been retroactively adjusted to give effect to the two-for-one stock split on May 31, 2011.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Operating income as reported	$82,362	$52,336	$296,680	$186,430
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	—	2,175	282	(384)
Venezuela - functional currency change and devaluation (2)	—	—	—	3,123
Adjusted operating income (5)	$82,362	$54,511	$296,962	$189,169

Net income as reported	$57,733	$41,503	$217,186	$130,244
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	—	2,002	237	(894)
Venezuela - functional currency change and devaluation (2)	—	—	—	3,560
Noncontrolling interests (1)	—	(108)	—	1,782
Adjustment for tax contingency (3)	—	(5,092)	—	(5,092)
Adjustment for tax audit settlements (4)	—	—	(4,844)	—
Adjusted net income (5)	$57,733	$38,305	$212,579	$129,600

Diluted earnings per share as reported	$0.68	$0.49	$2.56	$1.53
Special items	—	(0.04)	(0.05)	(0.01)
Adjusted diluted earnings per share (5)	$0.68	$0.45	$2.51	$1.52

Weighted average shares (diluted)	84,384	84,911	84,708	85,223

(1)             The three month period ended December 31, 2010 and the twelve month periods ended December 31, 2011 and 2010 include gains related to the sale of assets at rationalized operations offset by charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009.  In 2010, the closure of certain manufacturing operations included noncontrolling interests.

(2)             Represents the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

(3)             Represents the adjustment for a change in applicable tax regulations in the Asia Pacific Welding segment.

(4)             Represents a favorable adjustment for tax audit settlements.

(5)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Per share amounts and the weighted average number of common shares outstanding have been retroactively adjusted to give effect to the two-for-one stock split on May 31, 2011.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

	December 31,	December 31,
Selected Consolidated Balance Sheet Data	2011	2010

Cash and cash equivalents	$361,101	$366,193
Total current assets	1,219,270	1,082,512
Property, plant and equipment, net	470,451	478,566
Total assets	1,976,776	1,783,788

Total current liabilities	471,042	335,592
Short-term debt (1)	101,418	13,078
Long-term debt	1,960	84,627
Total equity	1,193,242	1,149,478

	December 31,	December 31,
Net Operating Working Capital	2011	2010

Accounts receivable	$386,197	$321,948
Inventory	373,238	291,730
Trade accounts payable	176,312	147,111
Net operating working capital	$583,123	$466,567

Net operating working capital to net sales (2)	21.0%	20.7%

	December 31,	December 31,
Invested Capital	2011	2010

Short-term debt (1)	$101,418	$13,078
Long-term debt	1,960	84,627
Total debt	103,378	97,705
Total equity	1,193,242	1,149,478
Invested capital	$1,296,620	$1,247,183

Total debt / invested capital	8.0%	7.8%
Return on invested capital (3)	16.9%	10.7%

(1)             Includes current portion of long-term debt.

(2)             Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)             Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$57,733	$41,503
Noncontrolling interests in subsidiaries’ (loss) earnings	(42)	6
Net income including noncontrolling interests	57,691	41,509
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	443
Depreciation and amortization	14,962	14,935
Equity (earnings) loss in affiliates, net	(655)	104
Other non-cash items, net	16,508	6,506
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	4,769	640
Decrease in inventories	47,048	28,299
Decrease in trade accounts payable	(26,316)	(6,992)
Decrease in accrued pensions	(1,286)	(9,565)
Net change in other current assets and liabilities	(49,103)	(27,474)
Net change in other long-term assets and liabilities	(478)	4,859
NET CASH PROVIDED BY OPERATING ACTIVITIES	63,140	53,264

INVESTING ACTIVITIES:
Capital expenditures	(15,063)	(17,357)
Acquisition of businesses, net of cash acquired	(3,889)	(17,674)
Proceeds from sale of property, plant and equipment	243	275
NET CASH USED BY INVESTING ACTIVITIES	(18,709)	(34,756)

FINANCING ACTIVITIES:
Net change in borrowings	10,827	(9,574)
Proceeds from exercise of stock options	4,140	2,189
Tax benefit from exercise of stock options	589	741
Purchase of shares for treasury	(9,367)	(16,722)
Cash dividends paid to shareholders	(12,934)	(11,780)
Other	3,346	—
NET CASH USED BY FINANCING ACTIVITIES	(3,399)	(35,146)

Effect of exchange rate changes on Cash and cash equivalents	(1,391)	294
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	39,641	(16,344)
Cash and cash equivalents at beginning of period	321,460	382,537
Cash and cash equivalents at end of period	$361,101	$366,193

Cash dividends paid per share	$0.155	$0.14

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$217,186	$130,244
Noncontrolling interests in subsidiaries’ (loss) earnings	(173)	1,966
Net income including noncontrolling interests	217,013	132,210
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	23	(4,391)
Depreciation and amortization	62,051	57,357
Equity earnings in affiliates, net	(1,971)	(600)
Other non-cash items, net	44,564	29,966
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(67,518)	(47,958)
Increase in inventories	(51,679)	(28,912)
Increase in trade accounts payable	8,672	47,323
Decrease in accrued pensions	(31,776)	(38,806)
Net change in other current assets and liabilities	17,981	13,792
Net change in other long-term assets and liabilities	(3,842)	(3,003)
NET CASH PROVIDED BY OPERATING ACTIVITIES	193,518	156,978

INVESTING ACTIVITIES:
Capital expenditures	(65,813)	(60,565)
Acquisition of businesses, net of cash acquired	(66,229)	(18,856)
Proceeds from sale of property, plant and equipment	1,246	10,021
NET CASH USED BY INVESTING ACTIVITIES	(130,796)	(69,400)

FINANCING ACTIVITIES:
Net change in borrowings	7,949	(27,179)
Proceeds from exercise of stock options	11,351	3,508
Tax benefit from exercise of stock options	2,916	1,210
Purchase of shares for treasury	(36,997)	(39,682)
Cash dividends paid to shareholders	(51,935)	(47,364)
Other	3,346	—
NET CASH USED BY FINANCING ACTIVITIES	(63,370)	(109,507)

Effect of exchange rate changes on Cash and cash equivalents	(4,444)	(14)
DECREASE IN CASH AND CASH EQUIVALENTS	(5,092)	(21,943)
Cash and cash equivalents at beginning of period	366,193	388,136
Cash and cash equivalents at end of period	$361,101	$366,193

Cash dividends paid per share	$0.62	$0.56

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North			South	The Harris
	America	Europe	Asia Pacific	America	Products	Corporate /
	Welding	Welding	Welding	Welding	Group	Eliminations	Consolidated
Three months ended December 31, 2011
Net sales	$361,905	$126,942	$88,204	$40,673	$76,789	$—	$694,513
Inter-segment sales	30,895	4,047	4,893	120	1,761	(41,716)	—
Total	$392,800	$130,989	$93,097	$40,793	$78,550	$(41,716)	$694,513

EBIT (1)	$69,732	$8,904	$(652)	$3,295	$4,401	$(1,271)	$84,409
As a percent of total sales	17.8%	6.8%	(0.7% )	8.1%	5.6%		12.2%
Special items charge (gain) (2)	$—	$—	$—	$—	$—	$—	$—
EBIT, as adjusted (3)	$69,732	$8,904	$(652)	$3,295	$4,401	$(1,271)	$84,409
As a percent of total sales	17.8%	6.8%	(0.7% )	8.1%	5.6%		12.2%

Three months ended December 31, 2010
Net sales	$272,413	$104,152	$90,127	$32,410	$65,190	$—	$564,292
Inter-segment sales	27,468	3,543	3,236	152	1,764	(36,163)	—
Total	$299,881	$107,695	$93,363	$32,562	$66,954	$(36,163)	$564,292

EBIT (1)	$47,708	$1,895	$220	$2,048	$1,646	$(201)	$53,316
As a percent of total sales	15.9%	1.8%	0.2%	6.3%	2.5%		9.4%
Special items charge (gain) (2)	$—	$407	$481	$—	$1,287	$—	$2,175
EBIT, as adjusted (3)	$47,708	$2,302	$701	$2,048	$2,933	$(201)	$55,491
As a percent of total sales	15.9%	2.1%	0.8%	6.3%	4.4%		9.8%

Twelve months ended December 31, 2011
Net sales	$1,309,499	$508,692	$376,276	$156,684	$343,458	$—	$2,694,609
Inter-segment sales	136,314	17,422	15,614	494	8,496	(178,340)	—
Total	$1,445,813	$526,114	$391,890	$157,178	$351,954	$(178,340)	$2,694,609

EBIT (1)	$227,924	$35,779	$2,739	$12,895	$25,151	$426	$304,914
As a percent of total sales	15.8%	6.8%	0.7%	8.2%	7.1%		11.3%
Special items charge (gain) (2)	$—	$392	$(110)	$—	$—	$—	$282
EBIT, as adjusted (3)	$227,924	$36,171	$2,629	$12,895	$25,151	$426	$305,196
As a percent of total sales	15.8%	6.9%	0.7%	8.2%	7.1%		11.3%

Twelve months ended December 31, 2010
Net sales	$1,013,193	$359,925	$324,092	$117,419	$255,543	$—	$2,070,172
Inter-segment sales	108,849	13,330	12,546	1,216	6,641	(142,582)	—
Total	$1,122,042	$373,255	$336,638	$118,635	$262,184	$(142,582)	$2,070,172

EBIT (1)	$162,192	$14,537	$5,493	$4,431	$11,440	$(6,675)	$191,418
As a percent of total sales	14.5%	3.9%	1.6%	3.7%	4.4%		9.2%
Special items charge (gain) (4)	$—	$2,486	$(3,741)	$3,123	$871	$—	$2,739
EBIT, as adjusted (3)	$162,192	$17,023	$1,752	$7,554	$12,311	$(6,675)	$194,157
As a percent of total sales	14.5%	4.6%	0.5%	6.4%	4.7%		9.4%

(1)                 EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)                 Special items include rationalization and asset impairment charges (gains).

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4)                 Special items include rationalization charges (gains) and the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales					Foreign		Net Sales
	2010	Volume		Acquisitions	Price	Exchange		2011
Operating Segments
North America Welding	$272,413	$45,461		$30,772	$14,775	$(1,516)		$361,905
Europe Welding	104,152	4,805		15,207	5,644	(2,866)		126,942
Asia Pacific Welding	90,127	(5,650)		—	373	3,354		88,204
South America Welding	32,410	5,017		—	4,201	(955)		40,673
The Harris Products Group	65,190	4,287		—	8,355	(1,043)		76,789
Consolidated	$564,292	$53,920		$45,979	$33,348	$(3,026)		$694,513

% Change
North America Welding		16.7%		11.3%	5.4%	(0.6%	)	32.9%
Europe Welding		4.6%		14.6%	5.4%	(2.8%	)	21.9%
Asia Pacific Welding		(6.3%	)	—	0.4%	3.7%		(2.1%	)
South America Welding		15.5%		—	13.0%	(2.9%	)	25.5%
The Harris Products Group		6.6%		—	12.8%	(1.6%	)	17.8%
Consolidated		9.6%		8.1%	5.9%	(0.5%	)	23.1%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2010	Volume	Acquisitions	Price	Exchange	2011
Operating Segments
North America Welding	$1,013,193	$194,618	$54,452	$41,839	$5,397	$1,309,499
Europe Welding	359,925	42,376	66,425	20,390	19,576	508,692
Asia Pacific Welding	324,092	26,198	—	3,305	22,681	376,276
South America Welding	117,419	24,209	—	11,618	3,438	156,684
The Harris Products Group	255,543	18,625	—	65,753	3,537	343,458
Consolidated	$2,070,172	$306,026	$120,877	$142,905	$54,629	$2,694,609

% Change
North America Welding		19.2%	5.4%	4.1%	0.5%	29.2%
Europe Welding		11.8%	18.5%	5.7%	5.4%	41.3%
Asia Pacific Welding		8.1%	—	1.0%	7.0%	16.1%
South America Welding		20.6%	—	9.9%	2.9%	33.4%
The Harris Products Group		7.3%	—	25.7%	1.4%	34.4%
Consolidated		14.8%	5.8%	6.9%	2.6%	30.2%